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                       CONSENT OF INDEPENDENT ACCOUNTNTS

To the Trustees of Investors Trust:


     We consent to the incorporation by reference in Post-Effective Amendment No. 14 under the Securities Act of 1933 to the Registration Statement of Investors Trust on Form N-1A of our reports dated December 18, 1995, on our audits of the financial statements and financial highlights of Investors Trust-Government Fund, Growth Fund, Adjustable Rate Fund, Value Fund, and Tax Free Fund, which reports are included in the Annual Reports to Shareholders for the fiscal year ended October 31, 1995 which are incorporated by reference in the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" and "Additional Information" in the Prospectuses and the caption "Independent Accountants" in the Registration Statement.


                                      /s/ Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
February 27, 1996